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                                                                    EXHIBIT 9(c)

                                 AMENDMENT NO. 1
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         This Amendment, dated as of _____________, 1998, is made to the Master Administrative Services Agreement, (the "Agreement"), as amended, dated May 1, 1998, by and between A I M Advisors, Inc. (the "Administrator") and AIM Variable Insurance Funds, Inc. (the "Company") add the following Funds to the provisions of the agreement:

                  AIM V. I. Global Growth and Income Fund
                  AIM V. I. Telecommunications Fund

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below, as of the day and year first above written.



                                            A I M ADVISORS, INC.


Attest:                                     By:
       ----------------------------             -----------------------------
         Assistant Secretary                         President


                                            AIM VARIABLE INSURANCE FUNDS, INC.


Attest:                                     By:
       ----------------------------             -----------------------------
         Assistant Secretary                         President